Exhibit 99.2

[South African Form of Proxy Card]

MIX TELEMATICS LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 1995/013858/06)

JSE share code: MIX ISIN: ZAE000125316

NYSE share code: MIXT

(“MiX Telematics” or the “Company”)

FORM OF PROXY

The definitions and interpretations commencing on page 20 of the circular to which this form of proxy is attached apply to this form of proxy, unless a word or a term is otherwise defined herein.

THIS FORM OF PROXY IS ONLY FOR USE BY:

●	certificated shareholders;
●	dematerialised shareholders with “own-name” registration.

For completion by the aforesaid registered shareholders who are unable to attend the scheme meeting to be held on Wednesday, 28 February 2024, at 2:30 p.m., SAST, and which will be conducted entirely by electronic communication as permitted by the Companies Act and by the Company’s MOI.

Shareholders who have already dematerialised their shares through a CSDP or broker rather than through “own-name” registration and who wish to participate in the scheme meeting must instruct their CSDP or broker to issue them with the necessary authority to participate.

Dematerialised shareholders who have not elected “own-name” registration in the sub-register through a CSDP and who are unable to participate but wish to vote at the scheme meeting should timeously provide their CSDP or broker with their voting instructions in terms of the custody agreement entered into between the shareholder and his CSDP or broker.

I/We (FULL NAMES IN BLOCK LETTERS PLEASE)

Email address
Telephone number
Cellphone number
of (address)

being the holder(s) of	shares hereby appoint:

1.	or failing him/her

2.	or failing him/her

3.	the chairperson of the scheme meeting

as my/our proxy to attend and speak and to vote for me/us and on my/our behalf at the scheme meeting of shareholders and at any adjournment or postponement thereof, for the purpose of considering and, if deemed fit, passing, with or without modification, the resolutions to be proposed at the scheme meeting, and to vote on the resolutions in respect of the shares registered in my/our name(s):

Please indicate with an “X” in the appropriate spaces below how you wish your votes to be cast. Unless this is done the proxy will vote as he/she thinks fit.

Number of votes
	*In favour of	*Against	*Abstain
Special resolution number 1: Approval of the scheme in terms of sections 114(1) and 115(2)(a) of the Companies Act
Special resolution number 2: Revocation of the scheme resolutions if the scheme is not implemented
Ordinary resolution 1: Authority for the board to issue a termination notice
Ordinary resolution 2: Authority to give effect to resolutions

*One vote per share held by shareholders, recorded in the share register on the voting record date for shareholders

Unless otherwise instructed my proxy may vote or abstain from voting as he/she thinks fit.

Signed this	day of	2024

Signature

Assisted by me (where applicable)

(State capacity and full name)

SUMMARY OF RIGHTS CONTAINED IN SECTION 58 OF THE COMPANIES ACT

In terms of section 58 of the Companies Act:

●	a shareholder of a company may, at any time and in accordance with the provisions of section 58 of the Companies Act, appoint any individual (including an individual who is not a shareholder) as a proxy to participate in, and speak and vote at, a shareholders’ meeting on behalf of such shareholder;

●	a proxy may delegate his / her authority to act on behalf of a shareholder to another person, subject to any restriction set out in the instrument appointing such proxy;

●	irrespective of the form of instrument used to appoint a proxy, the appointment of a proxy is suspended at any time and to the extent that the relevant shareholder chooses to act directly and in person in the exercise of any of such shareholder’s rights as a shareholder;

●	any appointment by a shareholder of a proxy is revocable, unless the form of instrument used to appoint such proxy states otherwise;

●	if an appointment of a proxy is revocable, a shareholder may revoke the proxy appointment by (i) cancelling it in writing, or making a later inconsistent appointment of a proxy and (ii) delivering a copy of the revocation instrument to the proxy and to the relevant company;

●	a proxy appointed by a shareholder is entitled to exercise, or abstain from exercising, any voting right of such shareholder without direction, except to the extent that the relevant company’s memorandum of incorporation, or the instrument appointing the proxy, provides otherwise;

●	if the instrument appointing a proxy or proxies has been delivered by a shareholder to a company, then, for so long as that appointment remains in effect, any notice that is required in terms of the Companies Act or such company’s memorandum of incorporation to be delivered to a shareholder must be delivered by such company to:

–	the relevant shareholder; or

–	the proxy or proxies, if the relevant shareholder has: (i) directed such company to do so, in writing and (ii) paid any reasonable fee charged by such company for doing so; and

●	if a company issues an invitation to its shareholders to appoint 1 (one) or more persons named by the Company as a proxy, or supplies a form of proxy instrument:

–	the invitation must be sent to every shareholder entitled to notice of the meeting at which the proxy is intended to be exercised;

–	the invitation or form of proxy instrument supplied by the Company must:

■	bear a reasonably prominent summary of the rights established in section 58 of the Companies Act;

■	contain adequate blank space, immediately preceding the name(s) of any person(s) named in it, to enable a shareholder to write the name and, if desired, an alternative name of a proxy chosen by the shareholder; and

■	provide adequate space for the shareholder to indicate whether the appointed proxy is to vote in favour of or against any resolution(s) to be put at the meeting, or is to abstain from voting;

–	the Company must not require that the proxy appointment be made irrevocable; and

–	the proxy appointment remains valid only until the end of the meeting, or any adjournment thereof, at which it was intended to be used.

Please read notes on the reverse side hereof.

NOTES TO THE FORM OF PROXY:

1.	A shareholder is entitled to appoint 1 (one) or more proxies (who need not be a shareholder of the Company) to attend, speak, and on a poll, vote in place of that shareholder at the scheme meeting (whether in person or electronically to the extent permitted).

2.	A shareholder may insert the name of a proxy or the names of 2 (two) alternate proxies of the shareholder’s choice in the space(s) provided, with or without deleting “the chairperson of the scheme meeting”. The person whose name stands first on the form of proxy and who is present at the scheme meeting (whether in person or electronically to the extent permitted) will be entitled to act as proxy to the exclusion of those whose names follow.

3.	A shareholder should insert an “x” in the relevant space according to how the shareholder wishes his/her/its votes to be cast. However, if a shareholder wishes to cast a vote in respect of a lesser number of shares than that which he/she/it holds, such shareholder should insert the number of shares held in respect of which he/she/it wishes to vote or abstain from voting. If a shareholder fails to comply with the above then such shareholder will be deemed to have authorised the proxy to vote (whether in person or electronically to the extent permitted) or to abstain from voting at the scheme meeting as such proxy deems fit in respect of all of the shareholder’s votes exercisable at the scheme meeting. A shareholder is not obliged to exercise the votes in respect of all of the shares held by him/her/it, but the total votes cast and abstentions recorded may not exceed the total number of the votes exercisable by the shareholder.

4.	The completion and lodging of this form of proxy will not preclude the relevant shareholder from attending the scheme meeting and speaking and voting in person or electronically to the extent permitted to the exclusion of any proxy appointed in terms hereof, should such shareholder wish to so do.

5.	The chairperson of the scheme meeting may reject or accept any form of proxy which is not completed and/ or received in accordance with the circular and the instructions set out herein.

6.	Shareholders who have dematerialised their shares with a broker or CSDP, other than those with “own-name” registration, must arrange with the broker or CSDP concerned to provide them with the necessary letter of representation to attend the scheme meeting (whether in person or electronically to the extent permitted) or the shareholders concerned must instruct their broker or CSDP as to how they wish the votes in respect of their shares to be voted at the scheme meeting. This must be done in terms of the agreement entered into between the shareholder and the broker or CSDP concerned.

7.	Any alteration to this form of proxy, other than the deletion of alternatives, must be signed, not merely initialled, by the signatory/ies.

8.	If this form of proxy is signed under a power of attorney, then such power of attorney or a notarially certified copy thereof must be sent with this form of proxy, unless it has previously been recorded by MiX Telematics or the transfer secretaries.

9.	Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity (e.g. on behalf of a company, trust/ees, pension fund, deceased estate, etc.) must be attached to this form of proxy, unless previously recorded by MiX Telematics or the transfer secretaries or waived by the chairperson of the scheme meeting.

10.	A minor or any other person with legal incapacity must be assisted by his / her parent or guardian, unless the relevant documents establishing his/ her capacity are produced or have been recorded by MiX Telematics or the transfer secretaries.

11.	Where there are joint holders of shares:

(a)	any one holder may sign the form of proxy; and

(b)	the vote of the senior joint holder, who tenders a vote, as determined by the order in which the names stand in the share register, will be accepted.

12.	Forms of proxy should be delivered to the transfer secretaries, as follows:

(a)	by hand: First Floor, Rosebank Towers, 15 Biermann Avenue, Rosebank, Johannesburg, 2196, South Africa; or

(b)	by post: Private Bag X9000, Saxonwold, 2132, South Africa; or

(c)	by e-mail: proxy@computershare.co.za; or

(d)	by fax: +27 11 688 5238,

so as to be received by the transfer secretaries, for administrative reasons, by not later than 48 (forty eight) hours prior to the scheme meeting, being 2:30 p.m. on Monday, 26 February 2024. Should the form of proxy not be delivered to the transfer secretaries by this time, the form of proxy must be delivered to the chairperson of the scheme meeting before the appointed proxy exercises any of your shareholder rights at the scheme meeting.

[U.S. Form of Proxy Card]

Extraordinary General Meeting of MiX Telematics Limited

Date: February 28, 2024

See Voting Instruction On Reverse Side.

Please make your marks like this: ☒ Use pen only

The board of directors recommends that you vote "FOR" each of the resolutions.

For additional information please visit https://investor.mixtelematics.com/overview/default.aspx

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here ____________ Please Date Above ____________

Please Sign Here ____________ Please Date Above ____________

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Extraordinary General Meeting of MiX Telematics Limited to be Held on February 28, 2024 for Holders as of January 26, 2024

MAIL

- Mark, sign and date your Voting Instruction Form.
- Detach your Voting Instruction Form.
- Return your Voting Instruction Form in the postage-paid envelope provided.

All votes must be received by 12:00 p.m. E.S.T. on February 21, 2024

PROXY TABULATOR FOR
MIX TELEMATICS LIMITED
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Copyright © 2024 Mediant Communications Inc. All Rights Reserved

MiX Telematics Limited

Instructions to The Bank of New York Mellon, as Depositary
(Must be received prior to 12:00 p.m. E.S.T. on February 21, 2024)

The undersigned registered Owner of American Depositary Receipts hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of ordinary shares or other Deposited Securities represented by such receipt of **MiX Telematics Limited**, registered in the name of the undersigned on the books of the Depositary as of the close of business on **January 26, 2024** at the **Extraordinary General Shareholders' Meeting**, to be held on **February 28, 2024** at **2:30 p.m. (South African time)** to be conducted entirely by electronic communication, and at any adjournment or postponement thereof, on the matters specified on the reverse side.

NOTES:

1. **Please direct the Depositary how to vote by placing an X in the box opposite the resolutions.**
2. **If no instructions are received, the Depositary shall deem the Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to that amount of Deposited Securities.**

https://investor.mixtelematics.com/overview/default.aspx

For additional information please visit www.mixtelematics.com

(Please complete, sign and date this proxy on the reverse side)

PROXY TABULATOR FOR
MIX TELEMATICS LIMITED
P.O. Box 8016
CARY, NC 27512-9903